UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 18, 2007

BODISEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32616	98-0381367
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Room 2001, FanMei Building
No. 1 Naguan Zhengjie
X’ian, Shaanxi 710068
People's Republic of China
(Address of Principal Executive Offices

86-29-87895373
(Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 18, 2007, the Board of Directors approved the engagement of Morgenstern, Svoboda & Baer, P.C. ("MSB"), 40 Exchange Place, Suite 1820, New York, NY 10005 as the Company’s independent auditor.  During the Company’s two most recent fiscal years and through August 17, 2007, the Company did not consult with MSB regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. During the Company’s two most recent fiscal years and through August 17, 2007, the Company has not consulted with MSB regarding any of the matters or events reportable pursuant to Item 304(a)(2)(ii) of Regulation S-K.  A press release announcing the engagement was issued on August 21, 2007 and is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1    Press release issued August 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BODISEN BIOTECH, INC. (Registrant)
Date: August 21, 2007	/s/ Bo Chen
Bo Chen Chairman, Chief Executive Officer and President